Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 2025, relating to the consolidated financial statements of Estrella Immunopharma, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2024, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Walnut Creek, California

December 19, 2025